Exhibit 99.1

Contact:	D. Anthony Peay—(804) 632-2112 Senior Vice President/ Chief Financial Officer
Distribute to:	Virginia State/Local Newslines, NY Times, AP, Reuters, S&P, Moody, Dow Jones, Investor Relations Service
July 16, 2003	4:00 p.m. Traded: NASDAQ Symbol: UBSH

UNION BANKSHARES REPORTS 26% INCREASE IN 2nd QUARTER EARNINGS

FOR IMMEDIATE RELEASE (Bowling Green, Virginia)—Union Bankshares is pleased to report net income for the quarter ended June 30, 2003 of $4,336,000, an increase of 25.6 % from $3,453,000 a year ago. Earnings per share on a diluted basis increased by 26.6% to $.57 from $.45 for the same quarter in 2002. Return on average equity for the quarter was 15.60%, and return on average assets for the same period was 1.50%, as compared to 14.80% and 1.38%, respectively, for the second quarter of 2002.

For the six months ended June 30, 2003, net income increased to $8.3 million from $6.5 million for the same period in 2002, an increase of 27.2%. Over this same period, earnings per share on a diluted basis increased 25.6% to $1.08 from $.86 for the same period in 2002. Return on average equity for the six months ended June 30, 2003 was 15.29%, while return on average assets for the same period was 1.47%, compared to 14.25% and 1.33% respectively, for the six months ended June 30, 2002.

For the second quarter net income for the mortgage banking segment increased to $917,000, an increase of $711,000 or 345.0% from $206,000 in the same quarter of 2002. For the quarter, net income for the community banking segment was $3.4 million, an increase of $172,000 or 5.3% over $3.2 million for the second quarter of 2002. For the six months ended June 30, 2003, net income for the community bank segment increased to $6.8 million from $6.0 million at June 30, 2002 , while the mortgage segment increased to $1.5 million from $529,000 for the same period in 2002.

For the Company, net interest income was up $684,000 or 6.8% from the second quarter of 2002. Average earning assets grew to $1.089 million compared to $937.1 million in the prior year quarter providing the Company with a higher earnings base compared to last year. This volume growth offset a net interest margin decrease of 40 basis points as the net interest margin (FTE) decreased to 4.20% in the second quarter of 2003, down from 4.60% in the same quarter of 2002, and down slightly from 4.26% in the first quarter of 2003.

Loans increased 17.7% or $118.6 million from the second quarter of 2002 and 10.4% or $74.0 million from the end of 2002. Loans for the second quarter compared to the first quarter of 2003 increased 5.2% or $38.7 million. Yields on loans (FTE) decreased from 7.58% during the second quarter of 2002 and from 7.07% in the first quarter 2003 to 6.81% for the second quarter of 2003. The cost of funds also declined, from 3.09% in the second quarter of 2002 and 2.80% for the first quarter of 2003 to 2.70% in the second quarter of 2003. Comparing first quarter to second quarter 2003 yields, loans declined by 26 basis points while deposits declined by only 10 basis points which led to the narrowing margin. Deposit levels were up17.8% from the second quarter of 2002 and 1.8% or $17.1 million from the first quarter of

2003. This reflects a slowing in deposit growth, with lower rates and an improving equity market pushing consumers to look for alternatives to earn more from their funds.

The provision for loan losses was down $537,000 from $1,569,000 a year earlier. This is reflective of general improvement in overall asset quality, despite an increase in non-accrual loans. At the end of June, two credits totaling $8.1 million were placed on non-accrual status. The Company is working with the borrower to protect its interest, but has allocated $550,000 in loan loss reserves to this relationship. This brought nonperforming assets to $10.5 million at June 30, 2003. Without these credits, nonperforming assets would have been $2.3 million, down from $2.9 million the prior year and $3.0 million the first quarter of 2003. The allowance for loan losses is up slightly at 1.30% of gross loans from 1.26% a year earlier.

Noninterest income for the second quarter increased $2.4 million or 62.1% from a year ago and reflected a $1.9 million or 91.4% increase in gains on sales of loans. Service charges on deposit accounts showed an increase of $223,000 or 22.0% for the same period, reflecting the 28.1% increase in noninterest bearing deposit accounts and the impact of a new overdraft protection product introduced during the quarter.

Noninterest expense for the second quarter 2003 increased by $1.6 million or 18.7% from a year ago while assets grew by 16.3%. A significant portion of the growth in expenses was related to increased commissions ($771,000) on mortgage loan sales and to expenses associated with both the Thornburg branch which opened in August 2002, the loan production offices in Manassas and Richmond, the Newport News relocated branch opening and new product advertisements. The Company continues to focus on expense controls to create greater operating efficiencies as it grows.

“We are pleased with the overall performance of the Company for the first six months of 2003, said President G. William Beale Clearly, our mortgage segment has produced tremendous results and favorably impacted the Corporation’s profitability. The near term prospects for the mortgage sector appear good. We do expect net income in the mortgage sector to lessen when interest rates rise.

The community banking sector has continued to perform well. I see three factors contributing to slowing of net income growth in this segment of our business. Competition for loan assets, driven by excess liquidity in banks, has become fierce. The result is lower top line yields. Second, is the Company’s balance sheet structure. Our balance sheet is currently asset sensitive and prepared for improved performance in a rising rate environment. Declines in short term rates over the last three quarters have adversely impacted our margin, our largest driver of revenue. Finally, we have invested in people and additional locations to take advantage of fallout from recent mergers in our market and build our Company for long term growth.

During the quarter, our Richmond loan production office, which had been operating out of our Atlee loan center since opening in January, moved to its permanent location at the intersection of Parham and Three Chopt in Richmond’s West End. Rick Ocheltree and Jim Tyler form a strong nucleus for that operation which has closed over $15 million in loans to date and built a strong pipeline with loan demand in that market. Our Manassas LPO has exceeded $20 million in production and its pipeline is also strong.

The large bank consolidations continue to provide us with growth opportunities. We have submitted an application for a Union Bank & Trust Company branch adjacent to the Richmond LPO and, subject to regulatory approval, expect to open that location in December 2003. Union also has plans for two additional branches in the Richmond market: on Rt 360 and on Pole Green Road, both in

Mechanicsville. In addition, Rappahannock National Bank will open its new main office in August 2003.”

At June 30, 2003 total assets were $1.188 billion, up 16.3% from $1.022 billion at June 30, 2002. Deposits increased to $958.1 million, up $144.4 million or 17.8% over $813.7 million at the end of the second quarter 2002 while loans totaled $788.8 million, up $118.6 million or 17.7% over second quarter 2002 levels. Securities declined to $255.5 million at June 30, 2003 compared to $260.4 million a year earlier. The Company’s capital position remains strong with an equity-to- assets ratio of 9.6%.

Union Bankshares is one of the largest community banking organizations based in Virginia, providing full service banking to the Central, Rappahannock, Williamsburg and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank & Trust (19 locations in the counties of Caroline, Hanover, King George, King William, Spotsylvania, Stafford, Westmoreland and the City of Fredericksburg), Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland and Lancaster), Rappahannock National Bank in Washington, Virginia and Bank of Williamsburg in Williamsburg and Newport News. Union Bank & Trust also operates loan production offices in Manassas and Richmond, Virginia. The new Richmond LPO is located at Parham and Three Chopt Roads, close to the Regency Square shopping mall. In addition, Union Investment Services, Inc. provides full brokerage services and Mortgage Capital Investors provides a full line of mortgage products.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws, that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Union Bankshares Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Key Financial Data	For the three months ended		For the six months ended
	June 30,		June 30,
	2003	2002	2003	2002
RESULTS OF OPERATIONS
Interest income	$16,751	$16,119	$33,277	$31,986
Interest expense	6,020	6,072	12,084	12,307

Net interest income	10,731	10,047	21,193	19,679
Provision for loan losses	645	739	1,032	1,569

Net interest income after provision for loan losses	10,086	9,308	20,161	18,110
Noninterest income	6,211	3,832	10,887	7,660
Noninterest expenses	10,264	8,649	19,544	17,298

Income before income taxes	6,033	4,491	11,504	8,472
Income tax expense	1,697	1,038	3,224	1,961

Net income	4,336	3,453	8,280	6,511

Interest earned on loans (Fully Tax Equivalent)	$13,535	$12,578	$26,719	$24,875
Interest earned on securities (FTE)	3,850	4,203	7,786	8,407
Interest earned on earning assets (FTE)	17,417	16,827	34,604	33,394
Net interest income (FTE)	11,399	10,755	22,526	21,087
Net income (FTE)	5,074	4,230	9,749	8,056
Interest expense on certificate of deposits	4,424	4,177	8,848	8,568
Interest expense on interest bearing deposits	5,036	5,034	10,122	10,249
Core deposit intangible amortization	143	148	289	296
			—
Net income—community banking segment	$3,419	$3,247	$6,816	$5,982
Net income—mortgage banking segment	917	206	1,464	529

KEY PERFORMANCE RATIOS
Return on average assets (ROA)	1.50%	1.38%	1.47%	1.33%
Return on average equity (ROE)	15.60%	14.80%	15.29%	14.25%
Efficiency ratio	60.58%	62.31%	60.92%	63.27%
Efficiency ratio (excluding mortgage segment)	59.02%	57.93%	58.72%	59.28%
Net interest margin (FTE)	4.20%	4.60%	4.23%	4.59%
Yield on earning assets (FTE)	6.42%	6.90%	6.50%	6.97%
Cost of interest bearing liabilities	2.70%	2.71%	2.75%	2.79%

PER SHARE DATA
Net income per share—basic	$0.57	$0.46	$1.09	$0.86
Net income per share—diluted	0.57	0.45	1.08	0.86
Cash EPS	0.58	0.47	1.11	0.89
Cash dividends paid (semi-annual payment)	0.29	0.25	0.29	0.25
Book value per share	15.04	12.93	15.04	12.93
Tangible book value per share			14.24	12.05

FINANCIAL CONDITION
Assets			$1,188,017	$1,021,755
Loans, net of unearned income			788,792	670,160
Earning assets			1,114,190	955,399
Goodwill			864	864
Other intangibles			5,211	5,797
Deposits			958,107	813,672
Stockholders’ equity			114,382	97,757

Averages
Assets	$1,155,668	$1,000,720	$1,138,479	$988,874
Loans, net of unearned income	760,843	652,687	744,500	632,563
Loans held for sale	49,122	15,079	42,976	21,019
Securities	262,491	258,978	264,915	258,157
Earning assets	1,088,608	937,073	1,073,837	926,002
Deposits	936,508	801,841	921,546	791,686
Certificates of deposit	482,085	408,166	475,794	407,833
Interest bearing deposits	799,337	689,869	790,508	683,260
Borrowings	94,838	100,645	96,093	100,229
Interest bearing liabilities	894,175	790,514	886,601	783,489
Stockholders’ equity	111,497	93,597	109,178	92,113

ASSET QUALITY
Beginning balance Allowance for loan loss	$9,592	$7,827	$9,179	$7,336
plus provision for loan loss	645	739	1,032	1,569
less charge offs	(227)	(272)	(453)	(702)
plus recoveries	242	140	494	231

Allowance for loan losses	10,252	8,434	10,252	8,434
Allowance as % of total loans	1.30%	1.26%	1.30%	1.26%

Nonaccrual loans			$8,791	$636
Foreclosed properties & real estate investments			464	1,087

Total nonperforming assets			9,255	1,723
Loans past due 90 days and accruing interest			1,219	1,175

Total nonperforming assets plus 90 days			10,474	2,898
Nonperforming assets to loans plus foreclosed properties			1.16%	0.26%

OTHER DATA
Market value per share at period-end			$28.16	$26.43
Price to book value ratio			1.87	2.04
Price to earnings ratio			13.04	15.37
Weighted average shares outstanding, basic	7,600,395	7,552,222	7,594,980	7,544,071
Weighted average shares outstanding, diluted	7,667,993	7,623,790	7,659,651	7,602,925
Shares repurchased	—	—	1,000	—
Average price of repurchased shares	—	—	24.07	—
Mortgage loan originations	158,893,970	74,955,961	272,706,304	158,088,976
% of originations that are refinances	54.6%	26.2%	56.5%	32.8%
End of period full time equivalent employees			467	449
Number of full service branches			31	30
Number of Bank subsidiaries			4	4
Number of ATMs			31	28

UNION BANKSHARES CORPORATION

Comparative Balance Sheets

			Change
(Dollars in thousands)	6/30/2003	6/30/2002	$	%
ASSETS
Cash and due from banks	$28,966	$25,160	$3,806	15.13%
Interest-bearing deposits in other banks	1,773	1,276	497	38.95%
Money market investments	199	98	101	n/m
Federal funds sold	7,150	4,067	3,083	n/m

Total cash and cash equivalents	38,088	30,601	7,487	24.47%

Securities available for sale, at fair value	255,525	260,375	(4,850)	-1.86%
Investment securities, at amortized cost	—	—	—	n/m

Total securities	255,525	260,375	(4,850)	-1.86%

Loans held for sale	60,751	19,423	41,328	212.78%
Loans, net of unearned income	788,792	670,160	118,632	17.70%
Less allowance for loan losses	(10,252)	(8,434)	(1,818)	21.56%

Net loans	778,540	661,726	116,814	17.65%

Bank premises and equipment, net	24,766	19,848	4,918	24.78%
Other real estate owned	464	1,087	(623)	-57.31%
Other assets	29,883	28,695	1,188	4.14%

Total assets	$1,188,017	$1,021,755	$166,262	16.27%

LIABILITIES AND STOCKHOLDERS' EQUITY
Noninterest bearing demand deposits	$152,443	$119,054	$33,389	28.05%
Interest-bearing deposits:
NOW accounts	136,018	121,547	14,471	11.91%
Money market accounts	94,558	84,050	10,508	12.50%
Savings accounts	89,172	78,114	11,058	14.16%
Time deposits of $100,000 and over	162,400	131,578	30,822	23.42%
Other time deposits	323,516	279,329	44,187	15.82%

Total interest-bearing deposits	805,664	694,618	111,046	15.99%

Total deposits	958,107	813,672	144,435	17.75%

Customer repurchase agreements	37,393	37,590	(197)	-0.52%
Federal funds	—	—	—	n/m
Other short-term borrowings	—	—	—	n/m
Long-term borrowings	61,764	62,275	(511)	-0.82%

Total borrowings	99,157	99,865	(708)	-0.71%
Other liabilities	16,371	10,461	5,910	56.50%

Total liabilities	1,073,635	923,998	149,637	16.19%

Stockholders' equity
Common stock	15,211	15,119	92	0.61%
Surplus	1,795	1,011	784	77.55%
Retained earnings	88,077	76,046	12,031	15.82%
Unrealized gain (loss) on securities available for sale, net of deferred taxes	9,299	5,581	3,718	66.62%

Total stockholders' equity	114,382	97,757	16,625	17.01%

Total liabilities and stockholders' equity	$1,188,017	$1,021,755	$166,262	16.27%

Union Bankshares Corporation

Comparative Income Statements

This Quarter vs. Same Quarter Last Year

	Three Months Ended		Change
(in thousands)	6/30/2003	6/30/2002	$	%
Interest income:
Interest and fees on loans	$13,456	$12,472	$984	7.9%
Interest on Federal funds sold	21	37	(16)	-43.2%
Interest on interest bearing deposits with other banks	8	4	4	100.0%
Interest on money market investments	4	6	(2)	-33.3%
Interest on investments:
Taxable	2,123	2,432	(309)	-12.7%
Tax exempt	1,139	1,168	(29)	-2.5%

Total interest income	16,751	16,119	632	3.9%

Interest expense:
Interest on deposits	5,035	5,034	1	0.0%
Interest on Federal funds	7	2	5	250.0%
Interest on short-term borrowings	66	114	(48)	-42.1%
Interest on long-term borrowings	912	922	(10)	-1.1%

Total interest expense	6,020	6,072	(52)	-0.9%

Net interest income	10,731	10,047	684	6.8%
Provision for loan losses	645	739	(94)	-12.7%
Net interest income after provision for loan losses	10,086	9,308	778	8.4%

Noninterest income:
Service charges on deposit accounts	1,238	1,015	223	22.0%
Other service charges and fees	667	650	17	2.6%
Gains (losses) on securities transactions, net	1	(162)	163	-100.6%
Gain on sales of loans	3,963	2,071	1,892	91.4%
Gains (losses) on other real estate owned and bank premises, net	10	67	(57)	-85.1%
Other operating income	332	191	141	73.8%

Total noninterest income	6,211	3,832	2,379	62.1%

Noninterest expenses:
Salaries and benefits	6,495	5,082	1,413	27.8%
Occupancy expenses	635	554	81	14.6%
Furniture and equipment expenses	601	653	(52)	-8.0%
Other operating expenses	2,533	2,360	173	7.3%

Total noninterest expenses	10,264	8,649	1,615	18.7%

Income before income taxes	6,033	4,491	1,542	34.3%
Income tax expense	1,697	1,038	659	63.5%

Net income	$4,336	$3,453	$883	25.6%